UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2013

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25809	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 220, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 20, 2013, Apollo Medical Holdings, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “First Amendment”) with NNA of Nevada, Inc. as lender (the “Lender”) to amend various provisions of its secured revolving credit facility (the “Original Credit Agreement” and, as amended by the First Amendment, the “Credit Agreement”) with the Lender, dated October 15, 2013. The amendments include increasing the size of the facility from $2.0 million under the Original Credit Agreement to $4.0 million under the Credit Agreement and permitting the Company to pay or repay the Company’s 10% Notes pursuant to settlement agreements with the holders of the Notes, as more fully described below. The Company has drawn down the following amounts under the Credit Agreement: $811,878 on October 15, 2013, $500,000 on November 26, 2013, and $1,000,000 on December 20, 2013, making a total drawn down by the Company of $2,311,878 under the Credit Agreement as of December 20, 2013.

A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the First Amendment.

On December 20, 2013, the Company entered into a Settlement Agreement and Release (collectively, the “Settlement Agreements”) with each of the holders of 10% Notes listed on Exhibit A to the First Amendment (each, a “Holder” and, collectively, the “Holders”), some or all of whom also hold other securities of the Company. Under the Settlement Agreements, the Company agreed to redeem for cash and/or convert into shares of the Company’s Common Stock the 10% Notes of the Holders, and the Holders released the Company from all claims, excluding those arising from the Holders’ ownership of or transactions relating to any securities of the Company other than the 10% Notes. Under the Settlement Agreements, in the aggregate, the Company redeemed and converted $1,250,000 in original principal amount of the 10% Notes, plus accrued interest thereon, for total cash payments of $728,792.79, and total issuances of 8,812,362 shares of the Company’s Common Stock (the “Conversion Shares”). The Holders are named, and the amount of cash and/or Conversion Shares received by each Holder is listed, on Exhibit A to the First Amendment.

A copy of the form of the Settlement Agreements is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the form of the Settlement Agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The Company issued 8,812,362 shares of its Common Stock on conversion of specific 10% Notes of the Holders pursuant to the Settlement Agreements. The consideration received by the Company for the Conversion Shares was the conversion of the outstanding principal of and accrued interest on specific 10% Notes of the Holders as described on Exhibit A to the First Amendment. The Conversion Shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Each of the purchasers of the Conversion Shares is an accredited investor, as defined in Rule 501 of Regulation D, and the issuance and sale of the Conversion Shares was conducted by negotiations with the Holders without any advertising or general solicitation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Credit Agreement, between Apollo Medical Holdings, Inc. and NNA of Nevada, Inc., dated December 20, 2013.

10.2	Form of Settlement Agreement and Release, between Apollo Medical Holdings, Inc. and each of the Holders listed on Exhibit A to the First Amendment, effective December 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: December 24, 2013	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer